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Exhibit 31.1

CERTIFICATIONS

I, Rodman L. Drake, certify that:

  1.
  I have reviewed this amended annual report on Form 10-K/A of Crystal River Capital, Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ RODMAN L. DRAKE
Name:	Rodman L. Drake
Title:	President and Chief Executive Officer
Date:	April 30, 2010

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  Exhibit 31.1
CERTIFICATIONS